EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan

Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128379) of Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan of Beacon Roofing Supply, Inc. of our report dated March 26, 2015 relating to the financial statements and supplemental schedule of Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended September 30, 2014.

/s/ BDO USA, LLP

Grand Rapids, Michigan
March 26, 2015